EXHIBIT 11


              CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to the use of our report dated August 11, 1997 with respect to Stein Roe Institutional High Yield Fund and SR&F High Yield Portfolio in the Registration Statement (Form N-1A) of Stein Roe Institutional Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-13331) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-07823).

                                      ERNST & YOUNG LLP
                                      Ernst & Young LLP

Chicago, Illinois
June 2, 1998